UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2006

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-27428	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION

On October 19, 2006, OceanFirst Financial Corp. (the “Company”) announced its financial results for the three and nine months ended September 30, 2006. For more information, reference is made to the Company’s press release dated October 19, 2006, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

ITEM 8.01 OTHER EVENTS

On October 19, 2006, the Company announced that the Company’s Board of Directors has declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.20 per share and will be payable on November 10, 2006 to the stockholders of record at the close of business on October 27, 2006. For more information, reference is made to the Company’s press release dated October 19, 2006, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are filed herewith:

Exhibit 99.1	Press Release dated October 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/S/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: October 20, 2006